UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2016

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreements with Bank of America, N.A. and Bank of Montreal

On July 21, 2016, Franklin Street Properties Corp. (the “Company”) entered into a First Amendment (the “BAML First Amendment”) to the Second Amended and Restated Credit Agreement, dated October 29, 2014, among the Company, Bank of America, N.A, as administrative agent, L/C Issuer and Swing Line Lender, and the other lending institutions party thereto (“BAML Credit Agreement”), to provide for the extension of the term loan (the “BAML Term Loan”) maturity date from September 27, 2017 to September 27, 2021 (the “Extended Period”), the modification of certain financial covenants, including specified leverage ratios, and changes to the definitions of EBITDA, Net Operating Income and certain other measures.  On July 21, 2016, the Company also entered into a First Amendment (the “BMO First Amendment” and, together with the BAML First Amendment, the “Credit Agreement Amendments”) to the Amended and Restated Credit Agreement, dated October 29, 2014, among the Company, Bank of Montreal, as administrative agent and lender, and the other lending institutions party thereto (“BMO Credit Agreement”), to conform the financial covenants to the BAML First Amendment.

Certain of the lenders party to the Credit Agreement Amendments, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement Amendments are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summaries of the Credit Agreement Amendments are qualified in their entirety by the complete text of the Credit Agreement Amendments.

Interest Rate Swap Transactions

In connection with entering into the BAML First Amendment, on July 22, 2016, the Company executed trades in an aggregate notional amount of $400,000,000 with various financial institutions (the “Swap Counterparties”), pursuant to ISDA Master Agreements and Schedules thereto with each of the Swap Counterparties (the “Swap Transactions”).  The Company entered into the Swap Transactions, which have an effective date of September 27, 2017, in order to fix the base LIBOR interest rate on the BAML Term Loan during the Extended Period at 1.12%.  Accordingly, based upon the Company’s credit rating as of June 30, 2016, the interest rate on the BAML Term Loan when the Extended Period commences on September 27, 2017 will be 2.57%.

Certain of the Swap Counterparties, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: July 27, 2016	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement, dated July 21, 2016, among Franklin Street Properties Corp., Bank of America, N.A., and the other parties thereto
10.2	First Amendment to Amended and Restated Credit Agreement, dated July 21, 2016, among Franklin Street Properties Corp., Bank of Montreal, and the other parties thereto